                                                                   Exhibit 4.20






                        FIRST PREFERRED FLEET MORTGAGE

                                    Made by

                         HOLLYWOOD CASINO-AURORA INC.

                                  In Favor of

                         HOLLYWOOD CASINO CORPORATION

                                      ON

                 THE CITY OF LIGHTS I, THE CITY OF LIGHTS II,

                            AND THE AURORA BOREALIS


                           Dated as of May 19, 1999



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Hollywood Casino-Aurora, Inc.
First Preferred Fleet Mortgage
------------------------------
Mortgagor:  Hollywood Casino-Aurora, Inc.
49 West Galena Boulevard
Aurora, Illinois 60506
Mortgagor's Interest in each Vessel: 100%
Mortgagee:   Hollywood Casino Corporation
Two Galleria, Tower, Suite 2200
13455 Noel Road, LB48
Dallas, Texas 75201
Mortgagee's Interest in each Vessel: 100%
Amount of Mortgage: $108,000,000.00
Maturity Date:  May 1, 2007

     THIS FIRST PREFERRED FLEET MORTGAGE, dated as of the 19th day of May, 1999, (as amended, supplemented or otherwise modified from time to time, the "Mortgage") is made and given by HOLLYWOOD CASINO-AURORA, INC., an Illinois
 --------
corporation, (the "Mortgagor"), whose address is set forth above, to HOLLYWOOD
                   ---------
CASINO CORPORATION, a Delaware corporation, whose address is set forth above (the "Mortgagee"). Mortgagee will assign all of its interests in this Mortgage
      ---------
to State Street Bank and Trust Company, as Trustee, as security for, among other things, the Indenture and the Senior Secured Notes referred to below. STATE STREET BANK AND TRUST COMPANY, as Trustee is hereinafter referred to as the "Trustee", whose address is set forth in Section 5.6 below.
 -------

                                       1
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                                   RECITALS
                                   --------

     A. Of even date herewith, Mortgagor has executed a promissory note (with such note herein referred to as the "Note") payable to the order of Mortgagee in the original principal amount of $31,500,000.00, with a maximum principal amount not to exceed at any time outstanding $108,000,000.00. Mortgagor is entering into this Mortgage to secure, among other things, its obligations under the Note payable to the order of the Mortgagee. Mortgagee, HWCC-Tunica, Inc., HWCC-Shreveport, Inc. and the Trustee have entered into an Indenture dated as of May 19, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), pursuant to which the Mortgagee
                                 ---------
will issue up to (i) $310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007 and (ii) $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, the "Senior Secured Notes"). The Mortgagee will collaterally assign all
           --------------------
of its right, title and interest in and to the Note and the liens and security interests securing same (including the liens and security interests granted under this Mortgage) to the Trustee as security for, among other things the Mortgagee's obligations under the Indenture and the Senior Secured Notes.

     B. The Trustee has requested pursuant to the terms of the Indenture that Mortgagor execute and deliver this Mortgage, and Mortgagor has agreed to enter into this Mortgage on the City of Lights I (Official Number 993836), the City of Lights II (Official Number 993837), and the Aurora Borealis (Official Number 1029229) (collectively, the "Vessels").
                             -------

     C. Now, therefore, to induce the Trustee to execute the Indenture, in consideration of the premises and of other valuable consideration, receipt of which is hereby acknowledged, Mortgagor hereby agrees as follows:

                                   ARTICLE I.
                                   ----------

                        GRANTING CLAUSE AND DEFINITIONS
                        -------------------------------

      Section 1.1. Granting Clause.
                   ---------------

       To secure the full and timely payment of and the full and timely performance and discharge of the Obligations (as hereinafter defined), the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and by these presents does grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, the following:

      The whole of each of the Vessels, duly documented in the name of the Mortgagor under the laws of the United States, together with all equipment, parts and accessories integral to the operation of each Vessel as a vessel, including, but not limited to, all of its respective boilers, engines, generators, air compressors, machinery, masts, spars, sails, riggings, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, motors, apparel, furniture, computer equipment, electronic equipment used in connection with the operation of such Vessel and belonging to such Vessel, all machinery, equipment, engines, appliances and fixtures for

                                       2
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generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, fittings and equipment, supplies, spare parts, fuel, and all other appurtenances thereunto appertaining, or belonging, whether now owned or hereafter acquired, whether or not on board any said Vessel, and all extensions, additions, accessions, improvements, renewals, substitutions, and replacements hereafter made in or to any said Vessel or any part thereof, or in or to any said appurtenances (the term "Vessel" as used herein being inclusive of all of the foregoing; provided that the foregoing, shall not include any property which is not a "vessel" within the meaning of 46 U.S.C. (S) 31322(a); and provided, further, that if any determination is made at any time that for any reason this Mortgage does include any property which is not a "vessel" within the meaning of 46 U.S.C. (S) 31322(c)(i), then such property may be separately discharged from the Lien of this Mortgage (but not the Lien of any other security instruments) by the payment by the Mortgagor to the Trustee (for application to the Senior Secured Notes) of .01% of the total amount set forth in Section 6.1 to be applied in the manner set forth in the Indenture);

     TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, its successors and assigns, forever upon the terms herein set forth;

     PROVIDED, HOWEVER, and these presents are on the condition that if the Obligations are paid and performed in accordance with the terms thereof and this Mortgage, then these presents and the estates and rights hereunder shall cease, terminate and be void, otherwise to be and remain in full force and effect.

     Section 1.2.  Definitions.
                   -----------

      As used in this Mortgage, the terms "Mortgage", "Mortgagor", "Mortgagee",
                                           --------    ---------    ---------
"Indenture", "Note", "Senior Secured Notes", "Trustee", and "Vessels" shall have
 ---------    ----    --------------------    -------        -------
the meanings assigned to them in the recitals hereto. Any capitalized term used in this Mortgage and not defined herein shall have the meaning assigned to such term in the Indenture. As used herein, the following terms shall have the following meanings:

      "Event of Loss" shall have the meaning set forth in Section 2.4 hereof.
       -------------

      "Event of Default" shall have the meaning set forth in Section 3.1 hereof.
       ----------------

      "Obligations" shall mean (i) the payment when due of indebtedness
       -----------
evidenced by the Note is in the principal sum not to exceed at any time outstanding of $108,000,000.00, interest (including post-petition interest) as set forth therein, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due under the Note, this Mortgage, and the other documents executed as security for or in connection with the Note; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements and restatements of any of the foregoing.

     "Permitted Encumbrances" shall mean the items on Exhibit A hereto.
      ----------------------

                                       3
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                                  ARTICLE II.
                                  -----------

                   REPRESENTATION, WARRANTIES AND COVENANTS
                   ----------------------------------------

     In order to induce the Mortgagee to accept this Mortgage as collateral security for the Obligations, the Mortgagor represents and warrants to the Mortgagee and covenants and agrees with the Mortgagee that:

     Section 2.1.  Legal Existence; Citizenship Authorization.
                   ------------------------------------------

      The Mortgagor is a corporation duly organized and validly existing under the laws of the State of Illinois; and except as permitted by the Indenture, shall maintain its corporate existence during the term of this Mortgage; and the Mortgagor is and will continue to be a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is duly qualified to engage in the trades in which each of the Vessels operates. The Mortgagor is duly authorized to mortgage each of the Vessels, and all corporate action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken by it, and this Mortgage is the valid and enforceable obligation of the Mortgagor, except that (a) the enforceability of any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (b) enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (c) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). All necessary consents and approvals of any Governmental Authority or any other entity to the entering into and performance of this Mortgage have been duly obtained or given and, after giving effect to the use of proceeds of the Note and the Senior Secured Notes, the entering into and performance of this Mortgage does not and will not contravene the terms of or constitute a default under (with or without giving of notice or lapse of time or both) any material agreement, instrument or document to which the Mortgagor is a party or by which it or its properties are bound or affected.

     Section 2.2.  Ownership of Vessels; Warranty and Defense of Title.
                   ---------------------------------------------------

      Except as set forth on Schedule 2.2 hereto, the Mortgagor is the sole owner of the whole of each of the Vessels and is lawfully possessed of the whole of each of the Vessels, free from any Lien whatsoever other than the Lien of this Mortgage and the Liens permitted by Section 2.6 hereof, and the Mortgagor will warrant and defend the title to and possession of each of the Vessels and every part thereof for the benefit of the Mortgagee against the claims and demands of all other persons whomsoever, subject to the Liens and other matters not prohibited by the Indenture or this Mortgage.

     Section 2.3.  Compliance with Laws.
                   --------------------

             (a)   Documentation.  Each Vessel is, and during the term of this
                   -------------
Mortgage shall continue to be, duly and lawfully registered under the laws and flag of the United States,

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and the Mortgagor will comply with and satisfy all of the provisions of the laws of the United States in order that each Vessel shall continue to be documented pursuant to the laws of the United States as a vessel of the United States under the United States flag with such endorsements as shall qualify such Vessel for participation in the trades and services to which it may be dedicated from time to time.

          (b) Title 46.  The Mortgagor will, at its expense and at no cost to
              --------
the Mortgagee, comply with and satisfy all the provisions of Chapters 301 and 313 of Title 46 of the United States Code, as amended, in order to establish, record and maintain this Mortgage as a first preferred ship or fleet mortgage thereunder upon each of the Vessels. This Mortgage is in substantial compliance with the conditions and requirements contained in Section 31321 of Title 46 of the United States Code.

          (c) Laws, Treaties and Conventions.  Each Vessel shall, and the
              ------------------------------
Mortgagor covenants that it will in the operation of each Vessel, at all times comply in all material respects with all applicable laws, treaties and conventions and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith, except, with respect to a Vessel, when (i) the use or title of such Vessel has been taken, requisitioned or chartered by any Governmental Authority, (ii) there has been actual or constructive total loss or an agreed or compromised total loss of such Vessel, or damage to such Vessel to the extent, determined in the good faith opinion of the Mortgagor, as would make repair thereof uneconomical, or (iii) such Vessel has been laid up and removed from service and the Mortgagor has taken adequate precautions for the preservation and maintenance of such Vessel.

     Section 2.4.  Operation of Vessels.
                   --------------------

      The Mortgagor will not (except during any period when the use or title to any Vessel has been taken, requisitioned or chartered by any Governmental Authority) cause or permit any Vessel to be operated in any manner contrary to applicable law or regulation, will not abandon any Vessel in any foreign port (unless an Event of Loss (as hereinafter defined) has occurred as to such Vessel or the safety or welfare of the Mortgagor's employees on such Vessel is endangered), will not engage in any unlawful trade, violate any law or carry any cargo that will expose any Vessel to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of any Vessel under the existing laws and regulations of the United States of America. Mortgagor shall keep the operation of each Vessel within the permitted navigational limits set forth in the trading warranties of the policies of insurance covering such Vessel and in any case will not operate such Vessel, or permit such Vessel to be operated, in any area where such insurance would not be fully applicable and enforceable with respect to such Vessel and its operation.

      "Event of Loss" shall mean any one of the following events: (i) actual
       -------------
total loss or destruction of a Vessel or any accident, occurrence or event resulting in a constructive total loss or an agreed or compromised total loss of such Vessel; or (ii) substantial damage to a Vessel, the repair of which is uneconomical, including, but not limited to, any event pursuant to which insurance proceeds are available which are not applied to repair such Vessel or any other event

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resulting for any reason whatsoever in such Vessel being permanently rendered unfit for normal use; or (iii) the condemnation, confiscation, acquisition, seizure, detention, forfeiture, purchase or other taking of title to or use of a Vessel (unless in the case of a requisition, seizure, detention, or forfeiture, such action is revoked within ninety (90) days) except the requisition of the use of a Vessel by any United States' Governmental Authority on a basis not involving, requisition of title to or seizure or forfeiture of such Vessel.

     Section 2.5.  Claims, Taxes, Fees, etc.
                   ------------------------

      The Mortgagor will pay and discharge or cause to be paid and discharged prior to delinquency, all claims against, and fees, taxes, assessments, governmental charges, fines and penalties imposed on, the Vessels, their respective cargoes or any income therefrom; provided, that nothing in this
                                            --------
Section 2.5 shall require the Mortgagor to pay any such claim, fee, tax, assessment, governmental charge, fine or penalty so long as the validity thereof shall be contested by it in good faith and by appropriate proceedings, and, provided, further, that such contest shall not subject any Vessel, or any part
--------  -------
thereof, to forfeiture or loss.

     Section 2.6.  Liens.
                   -----

      Neither the Mortgagor, any charterer, the master of any Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any Vessel, any Lien whatsoever other than the Lien of this Mortgage, Permitted Encumbrances and the following:

          (i) Liens for wages of the crew (including wages of a master to the extent provided by 46 U.S.C. App. (S)(S) 10301-10321, inclusive ("Master's Wages")) general average and salvage (including contract salvage) which shall not have been due and payable for forty-five (45) days after termination of a voyage or which shall then be contested by the Mortgagor in good faith;

          (ii) Liens for wages of the crew (including Master's Wages) and salvage (including contract salvage) which are either unclaimed or covered by insurance;

          (iii) Liens incident to current operations (except for wages of the crew including Master's Wages and salvage) or liens covered by insurance and any deductible applicable thereto;

          (iv)  Liens for repairs; and

          (v)   Liens disclosed on Schedule 2.2 hereto;

provided that the Liens stated to be permitted by the foregoing subparagraphs
(i) through (iv) shall, unless they constitute a Lien for damage arising out of tort, for wages of a stevedore when employed directly by the Mortgagor, master, ship's husband, or agent, for wages of the crew (including Master's Wages) for general average, or for salvage (including contract salvage), be permitted only to the extent such Liens are either accrued (but not yet due) or are subordinate to the Lien of this Mortgage. Nothing contained in this Section 2.6 constitutes a waiver by the

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Mortgagee of the Mortgagee's preferred status pursuant to the provisions of
Chapters 301 and 313 of Title 46 of the United States Code. If any such Lien is placed on any Vessel which is not subordinate to the Lien of this Mortgage, Mortgagor will promptly after becoming aware of such Lien notify the Mortgagee.

     Section 2.7.  Notice of Mortgage.
                   ------------------

      The Mortgagor will at all times carry on board each Vessel (with the ship's papers) a certified copy of this Mortgage and any amendments and supplements hereto and any assignments hereof, and will exhibit or cause to be exhibited the same to any person having business with such Vessel which might give rise to a Lien upon such Vessel or to the sale, conveyance, mortgage or lease thereof and, on demand, to any representative of the Mortgagee. The Mortgagor will also place and keep prominently displayed on each Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space of not less than six inches wide by nine inches high (or such other dimensions as may be required by law) reading as follows:

                              "NOTICE OF MORTGAGE

          This Vessel is owned by Hollywood Casino-Aurora, Inc. and is subject to a First Preferred Fleet Mortgage in favor of Hollywood Casino Corporation, as Mortgagee, which First Preferred Fleet Mortgage has been assigned by Hollywood Casino Corporation to State Street Bank and Trust Company, as Trustee, under the authority of Chapter 301 and Chapter 313 of Title 46 of the United States Code, as amended, a certified copy of which Mortgage is kept with this Vessel's papers. Under the terms of said Mortgage neither the owner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the lien of said Mortgage, liens for wages, general average or salvage, and certain other liens permitted by the provisions of said Mortgage."

     Section 2.8.  Libel or Attachment.
                   -------------------

      If a libel is filed against any Vessel or if any Vessel shall be attached, levied upon or taken into custody by virtue of any proceeding in any court or tribunal, the Mortgagor will promptly notify the Mortgagee thereof by telegram, cable or facsimile, confirmed by letter addressed to the Mortgagee, and within fifteen (15) days after any such libel, levy, attachment or taking into custody, Mortgagor will use its best efforts to cause such Vessel to be released and will promptly notify the Mortgagee of such release in the manner aforesaid. In the event that such Vessel shall not be released within such fifteen (15) day period, the Mortgagor does hereby authorize and empower the Mortgagee, in the name of the Mortgagor, or its successor or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the

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Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

     Section 2.9.  Maintenance of Vessels; Change of Flag or Hailing Port.
                   ------------------------------------------------------

          (a) Except as to any Vessel during such period as (i) the use or title of such Vessel has been taken, requisitioned or chartered by a Governmental Authority, (ii) there has been actual or constructive total loss or an agreed or compromised total loss of such Vessel, or damage to such Vessel to the extent, determined in the good faith opinion of the Mortgagor, as would make repair thereof uneconomic, or (iii) such Vessel has been laid up and removed from service and the Mortgagor has taken adequate precautions for the preservation and maintenance of such Vessel, the Mortgagor will, at all times and without cost or expense to the Mortgagee, maintain and preserve, or cause to be maintained and preserved, each Vessel in good running order and repair, so that such Vessel shall be tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy, in compliance with all applicable United States Coast Guard Regulations, and in as good order and operating condition for Mortgagor's gaming operations as when made subject to the Lien of this Mortgage, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent Mortgagor from discontinuing any operation or maintenance of any portion of a Vessel, or disposing thereof, if such discontinuance or disposal is (A) in the judgment of the Board of Directors of the Mortgagor, desirable in the conduct of the business of the Mortgagor, and (B) not disadvantageous in any material respect to the holders of the Senior Secured Notes, subject in both instances to the terms of the Indenture.

          (b) Except as to any Vessel during a period set out in clauses (i) or
(ii) of Subsection 2.9(a) above, the Mortgagor will (i) keep such Vessel in such condition and will comply with all United States Coast Guard and Marine Insurance Underwriters requirements for vessels of this type and size, and (ii) will cause such Vessel (except for the Aurora Borealis) to be overhauled when necessary and to have the bottom inspected, when necessary, and as often as required by the United States Coast Guard and by the Marine Insurance Underwriters.

          (c) Except as to any Vessel (except for the Aurora Borealis) during a period set out in clause (i) or (ii) of Subsection 2.9(a) above, during each calendar year (or part thereof) in which this Mortgage is in effect, the Mortgagor shall promptly furnish to the Mortgagee copies of all Certified Marine Survey Reports in connection with annual, and other periodic and damage surveys with respect to damage greater than $250,000 with respect to such Vessel.

          (d) The Mortgagor will not make, or permit to be made, any material change in the structure or type of any of the Vessels or in their respective rigs if such change is disadvantageous in any material respect to the Holders of the Senior Secured Notes, subject to the terms of the Indenture. The Mortgagor will not change the location where the Vessels are moored or the flag or hailing port of any of the Vessels, if such change is disadvantageous in any material respect to the Holders of the Senior Secured Notes, subject to the terms of the Indenture; Mortgagor shall pay for all expenses of registration or re-registration of this Mortgage incurred in connection with any such change of location.

     Section 2.10.  Inspection.
                    ----------

      Weather permitting, the Mortgagor will at all reasonable times, upon reasonable notice and at no cost or risk to the Mortgagor, afford the Mortgagee or its authorized representatives full and complete access to each Vessel for the purpose of inspecting or surveying the same and its papers.

     Section 2.11.  Sale or Other Disposition of Vessels.
                    ------------------------------------

      Except as allowed in the Indenture, the Mortgagor will not sell, mortgage, bareboat charter, transfer or in any other way dispose of all or any part of any Vessel without the prior written consent of the Mortgagee.

     Section 2.12.  Notice of Loss, Requisition or Damage.
                    -------------------------------------

      In the event of actual loss of any Vessel or any casualty, accident or damage to any Vessel involving or estimated in good faith to involve an amount in excess of $250,000, the Mortgagor will forthwith give written notice thereof (containing full particulars) to the Mortgagee.

     Section 2.13.  Insurance.
                    ---------

             (a)    All Risk.  The Mortgagor shall, at its own expense, keep
                    --------
such Vessel insured against all such risks that are insured against by prudent owners of vessels and equipment similar to the Vessels, such insurance to include, without limitation, insurance against the risks indicated below:

                    (i) marine (including without limitation, marine and port risk) hull insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies, or under such other forms of policies as are customary for similar vessels with such a use, insuring the Vessel against the usual risks covered by such forms; and

                    (ii) while any Vessel is laid up, at the option of the Mortgagor and in lieu of the insurance specified by subparagraph (i) above with respect to such Vessel, port risk insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies, or under such other forms of policies as are customary for similar vessels with such a use, insuring such Vessel against the usual risks covered by such forms.

             (b)    Liability; Workers' Compensation.  The Mortgagor shall
                    --------------------------------
maintain at all times, to the extent required by applicable law, such workers' compensation or longshoremen's and harbor workers' insurance including a Maritime Coverage Endorsement and pollution insurance. The Mortgagor shall also, at its own expense, keep the Vessels insured against such marine protection and indemnity risks and liabilities (including, without limitation, public liabilities, marine liabilities and employer's liability) together with umbrella liability coverage as insured against by prudent owners of vessels and equipment similar to the Vessels. Such policies shall provide that any loss under such insurance may be paid directly to the entity to whom any liability covered by such policies has been incurred.

          (c) Payment Provisions.  All payments made under policies of insurance
              ------------------
maintained under this Section shall be applied as set forth in Section 4.11 of the Indenture.

          (d) Constructive Total Loss.  In the case of an Event of Loss which is
              -----------------------
a constructive total loss of any Vessel, the Mortgagee shall have the right (but only with prior written consent of the Mortgagor unless an Event of Default has occurred and is continuing) to claim for a constructive total loss of such Vessel, and if both (i) such claim is accepted by all underwriters under all policies then in force as to such Vessel and (ii) payment in full is made in cash under such policies, then the Mortgagee shall have the right to abandon such Vessel to the underwriters under such policies, free from the Lien of this Mortgage.

          (e) Agreed Total Loss.  The Mortgagee shall not have the right to
              -----------------
enter into an agreement or compromise providing for an agreed or compromised total loss of any Vessel without the prior consent of the Mortgagor unless an Event of Default has occurred and is continuing. If the Mortgagor shall have given its prior consent thereto, or an Event of Default has occurred and is continuing,, the Mortgagee shall have the right in its discretion to enter into an agreement or compromise providing for an agreed or compromised total loss of such Vessel, provided the same is agreed to by underwriters under all applicable policies.

          (f) Insurers.  All insurance required under this Section 2.13 shall be
              --------
placed and kept with the United States Government, or such insurance companies, underwriters' associations, clubs or underwriting funds as are reputable and generally recognized within the industry.

          (g) Taking by United States.  During the continuance of a taking,
              -----------------------
requisition or charter of the use of any Vessel by any governmental body of the United States of America (including, without limitation, the state of Illinois), the provisions of this Section 2.13 shall be deemed to have been complied with in all respects as to such Vessel if the United States Government or governmental body (including, without limitation, the state of Illinois) shall have agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraphs (a) and (b) of this Section 2.13, or (ii) that the Mortgagee and the Mortgagor shall be entitled to just compensation therefor. In addition, the provisions of this Section 2.13 shall be deemed to have been complied with in all respects during any period after title to such Vessel shall have been taken or requisitioned by the United States Government or governmental body (including, without limitation, the state of Illinois) or there shall have been an actual or constructive total loss or an agreed or compromised total loss of such Vessel. In the event of any taking, requisition, charter or loss of such Vessel contemplated by this paragraph (g), the Mortgagor shall promptly furnish to the Mortgagee a sworn certificate of an officer of the Mortgagor stating that such taking, requisition, charter or loss has occurred and, if there shall have been a taking, requisition or charter of the use of such Vessel, that the United States Government or governmental body (including, without limitation, the state of Illinois) has agreed (i) to reimburse the Mortgagor for loss or damage resulting from the risks indicated in the above-mentioned paragraphs (a) and (b) or (ii) that the Mortgagor or the Mortgagee, as the case may be, is entitled to just compensation therefor.

          (h) Mortgage Provisions.  All insurance required under this Section
              -------------------
2.13 shall be taken out in the name of the Mortgagor. The Mortgagee shall be named as an additional insured under all liability policies (other than workers' compensation and similar insurance) and the Mortgagor and the Mortgagee (or its assignee) shall be named as the sole loss payees under all physical damage policies in accordance with paragraph (c) of this Section 2.13. All policies for such insurance shall also provide that (i) there shall be no recourse against the Mortgagee (or its assignee) for the payment of premiums or commissions, (ii) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee (or its assignee) for the payment thereof, and (iii) at least ten (10) days' or such greater period as may be provided in any such policy prior written notice of any cancellation, reduction in amount or material change in coverage of such insurance shall be given to the Mortgagee (or its assignee) by the insurance underwriters. All policies for physical damage shall also contain a breach of warranty clause in favor of the Mortgagee or Mortgagee's interest insurance shall be carried in lieu thereof.

          (i) Compliance.  The Mortgagor shall not do any act, nor voluntarily
              ----------
suffer nor permit any act to be done, whereby any insurance required by this
Section 2.13 shall or may be suspended, impaired or defeated, or suffer or permit any Vessel to engage in any voyage, to engage in any activity or to carry any cargo not permitted under the policies of insurance then in effect without first procuring reasonably comparable insurance for such voyage, activity or the carriage of such cargo.

          (j) Assignment of Insurance to Surety.  In the event that any claim or
              ---------------------------------
Lien is asserted against any Vessel for loss, damage or expense which is covered by insurance hereunder and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent arrest of such Vessel or to obtain the release of such Vessel from arrest on account of said claim or Lien, so long as no Event of Default has occurred and is continuing, the Mortgagee, upon the written request of the Mortgagor, shall assign all or any part of its right, title and interest in and to said insurance covering such loss, damage or expense, to any entity executing a surety or guaranty bond or other agreement to save or release such Vessel from such arrest as collateral security to indemnify against liability under said bond or other agreement

          (k) Policies.  The Mortgagor, upon execution of this Mortgage, shall
              --------
deliver to the Mortgagee true copies of the original policies, certified to the satisfaction of the Mortgagee, evidencing the insurance maintained under this
Section 2.13. If the Mortgagor executes any new or renewal policies of insurance under this Section 2.13, the Mortgagor, upon the request of Mortgagee, will promptly deliver to the Mortgagee true copies of such policies.

          (l) Opinion and Certificates.  At such times as the Mortgagee may
              ------------------------
reasonably request, the Mortgagor shall furnish or cause to be furnished to the Mortgagee a detailed certificate or opinion (signed by a reputable insurance broker) as to the insurance maintained by the Mortgagor pursuant to this Section 2.13, specifying the respective policies of insurance covering the same and attaching certificates of confirmation evidencing the same and stating with regard to the insurance maintained by the Mortgagor pursuant to this
Section 2.13 the amounts, deductibles, and the risks against which such insurance is issued.

          (m) Oil Pollution.  The Mortgagor shall on behalf and for the benefit
              -------------
of itself and the Mortgagee (i) when required by law, maintain a Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Oil Pollution Act of 1990, as amended, and (ii) maintain such additional coverage for the Vessels in respect of oil pollution liability as may be customary among prudent owners of similar vessels from time to time.

          (n) Obligation to Collect.  Mortgagor shall, at no cost or expense to
              ---------------------
the Mortgagee, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or in respect of any of the Vessels or the operation thereof; provided that Mortgagor shall have such duty only to the extent that such conduct would be taken by a prudent owner.

                                 ARTICLE III.
                                 ------------

                       REMEDIES; APPLICATION OF PROCEEDS
                       ---------------------------------

     Section 3.1.  Sale, Etc.
                   ---------

     If an Event of Default shall have occurred and be continuing which has resulted in the Mortgagee accelerating the maturity of the Obligations, the Mortgagee may, to the fullest extent permitted by and in accordance with applicable law:

          (a) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the Chapter 313 of Title 46 of the United States Code, as amended, or by the applicable laws of any other applicable jurisdiction;

          (b) bring suit at law, in equity or in admiralty or initiate and prosecute such other judicial, extrajudicial, or administrative proceedings as it may consider appropriate to recover any and all sums due, or declared due, in respect of the Obligations, with the right to enforce payment of said sums against any assets of the Mortgagor, whether they are covered by this Mortgage or otherwise;

          (c) take possession of the Vessels, with or without legal proceedings, at any place where they may be found, and the Mortgagor or any person in possession of any Vessel, forthwith upon request by the Mortgagee, as mortgage creditor, shall deliver possession to the Mortgagee on demand of the Mortgagee, and the Mortgagee shall have the right, subject to applicable law, without being responsible for loss or damage to lay up, hold, charter, lease, operate or otherwise use such Vessel for such period and under such conditions as it may deem most expedient for its interest, accounting only for net profits, if any, arising from such use and charging against all receipts from such use or from the sale of such Vessel by court proceedings or pursuant to subsection (d) below, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to it to take such Vessel and shall take it, the Mortgagee shall have the right to dock such Vessel at any dock, pier or other premises owned or leased by the Mortgagor without charge, or at any other place at the cost and expense of the Mortgagor;

          (d) sell any Vessel at public or private sale, by sealed bids or otherwise, on such terms and conditions as the Mortgagee deems best, free of any claim, commitment or encumbrance, regardless of the nature thereof, in favor of the Mortgagor and, except as provided by law, any other person, upon advance notice of ten (10) consecutive days published in any newspaper authorized to publish legal notices of that kind in the port of registry and the place of sale of such Vessel and by sending notice of such sale at least fourteen (14) days prior to the date fixed for such sale, by telegraph, cable or telex, confirmed by mail, to the Mortgagor. In the event that any Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale. Sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing such Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any public sale, and shall have the right to credit on the purchase price any and all sums of money due hereunder.

     As used in this Mortgage, "Event of Default" shall mean the occurrence of any Event of Default under the Indenture.

     Section 3.2.  Finality of Sale.
                   ----------------

      A sale of a Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

     Section 3.3.  Powers and Rights of Mortgagee Upon Notice of Default.
                   -----------------------------------------------------

      During the occurrence and continuance of an Event of Default and after the acceleration of the Senior Secured Notes, Mortgagee shall have the following powers and rights:

              (a)  Sale.  The Mortgagor does hereby irrevocably appoint the
                   ----
Mortgagee and its successors and assigns the true and lawful attorney of the Mortgagor, in its name and stead, for the purpose of Sections 3.1 and 3.2, to make all necessary transfers of any Vessel, and for that purpose the Mortgagee shall execute all necessary instruments of assignment and transfer (including bills of sale), the Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm any sale of any Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

          (b)  Revenues and Proceeds of Vessel: Prior Liens.
               --------------------------------------------

               (i) The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, with the power, among other things in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessels or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing, the Mortgagor hereby confirming and ratifying the same.

               (ii) The Mortgagee is hereby irrevocably authorized to pay or furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not permitted under this Mortgage.

          (c)  Additional Rights.  The Mortgagor covenants and agrees that in
               -----------------
addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (i) to seek the appointment of a receiver or receivers of any Vessel or the Vessels and any receiver or receivers so appointed shall have full right and power to use and operate any Vessel or the Vessels as shall be ordered by the federal court, and (ii) to a decree ordering and directing the sale and disposal of any Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit against the purchase price any and all sums of money due hereunder.

          Section 3.4.  Restoration of Position.
                        -----------------------

      In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall, subject to any determination in such proceeding, continue as if no such proceedings had been taken.

     Section 3.5.  Application of Proceeds.
                   -----------------------

      The proceeds of any sale and net earnings derived from the operation, use, charter, or any other employment of the Vessels by the Mortgagee, as mortgage creditor, and within any of the powers and authority above given, as well as the proceeds of any judgment which the Mortgagee may obtain by reason of the breach of failure to perform any of the terms of this Mortgage, as well as the proceeds of any claim for damage received by the Mortgagee while exercising the powers and the authorities above given shall be applied as follows:

               (i) to the payment of all charges and expenses, including the costs of any public or private sale or sales, the cost of replevying or taking possession of the Vessels which may be incurred or paid out by the Mortgagee, as mortgage creditor, and the expenses and reasonable administrator and attorneys' fees incurred on foreclosure or in the protection of the rights and interests of the Mortgagee founded upon this Mortgage;

               (ii) to pay or to furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not Liens permitted under this Mortgage;

               (iii)  to reduce or pay in full the Obligations; and

               (iv) to the payment of any surplus thereafter remaining to the Mortgagor or to whomsoever shall be entitled thereto.

               Section 3.6.  No Transfer in Violation of Shipping Act.
                             ----------------------------------------

      Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of a Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of
Section 2 of the Shipping Act of 1916, as amended, without the approval of the Secretary of Transportation of the United States. Furthermore, any Vessel shall not be operated by the Trustee without the approval of the Secretary of Transportation.

     Section 3.7.  Gaming Authority.
                   ----------------

      Each of the provisions of this Mortgage is subject to, and shall be enforced in compliance with, the requirements of any applicable Gaming Authority.

     Section 3.8.  Collateral Assignment of Note and Mortgage.
                   ------------------------------------------

      The Note and this Mortgage are contemporaneously herewith being collaterally assigned to the Trustee. Mortgagor hereby acknowledges and consents to such collateral assignment and agrees that, so long as such collateral assignment shall remain in effect, the Trustee shall be, for all purposes hereunder, the Mortgagee under this Mortgage and the other Collateral Documents.

                                  ARTICLE IV.
                                  -----------

                          GENERAL POWERS OF MORTGAGEE
                          ---------------------------

     Section 4.1.  General Powers of Mortgagee.
                   ---------------------------

          (a)  Arrest or Detention of Vessel. In the event that any Vessel shall
               -----------------------------
be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other entity and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Mortgagor does hereby authorize and empower the Mortgagee, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as the attorney above named by express designation.

          (b)  Suits.  The Mortgagor also authorizes and empowers the Mortgagee
               -----
or its appointees or any of them to appear in the name of the Mortgagor, its successors or assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of any alleged Lien against such Vessel from which the Vessel has not been released in accordance with the terms of this Mortgage and to take such proceedings as to it may seem proper towards the defense of such suit and the discharge of such Lien.

          (c)  Reimbursement of Expenses.  If Mortgagor fails to perform any
               -------------------------
obligation or covenant under this Mortgage, Mortgagee shall have the right, but not the obligation, to perform or take such actions to comply with the terms of this Mortgage, and all amounts reasonably expended in connection with such conduct shall be a demand obligation of Mortgagor owing to Mortgagee at the post-default rate of interest specified in the Note and shall be secured by the Lien of this Mortgage.

                                  ARTICLE V.
                                  ----------

                               SUNDRY PROVISIONS
                               -----------------

     Section 5.1.  Defeasance.
                   ----------

      If the Obligations shall have been satisfied and discharged then this Mortgage and the estate and rights hereunder shall cease, determine, and become null and void; and the Mortgagee, on the request of the Mortgagor and at the Mortgagor's cost and expense, shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon its and other appropriate records and shall execute and deliver to the Mortgagor such instruments as may be necessary in the Mortgagor's reasonable opinion to duly acknowledge the satisfaction and discharge of this Mortgage.

     Section 5.2.  Right of Peaceful Enjoyment.
                   ---------------------------

      During the term of this Mortgage and so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have full and peaceful enjoyment, use, right to possession and control of each Vessel.

     Section 5.3.  Cumulative Remedies: No Waiver.
                   ------------------------------

      Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein or now or hereafter existing at law, in equity, in admiralty, or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No course of dealing on the part of the Mortgagee, its officers, employees, consultants or agents, nor any delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy shall operate as a waiver of any such right, power or remedy.

     Section 5.4.  Further Assurances.
                   ------------------

      In the event that this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the rights and powers granted to the Mortgagee herein, then, from time to time, the Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered such other and further assurances and documents as in the opinion of the Mortgagee may reasonably be required in order to more effectively subject the Vessels to the lien of this Mortgage or more effectively subject the Vessels to the performance of the terms and provisions of this Mortgage, or to enable this Mortgage to continuously enjoy the status of a first preferred ship and fleet mortgage.

     Section 5.5.  Survival of Agreements.
                   ----------------------

      All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Mortgage shall survive the execution of this Mortgage and shall continue in full force and effect until all sums secured hereby shall have been paid in full, and the same shall bind and inure to the benefit of the respective successors and assigns of the Mortgagor and the Mortgagee.

     Section 5.6.  Notices.
                   -------

      All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telex or facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of telex notice, when sent, answerback received, or in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto or any assignee thereof or successor thereto:

Mortgagor:  Hollywood Casino-Aurora, Inc.
            49 West Galena Boulevard
            Aurora, Illinois 60506
            Telecopier No. (708) 801-7250

            with copies to:

            Two Galleria Tower
            Suite 2200
            13455 Noel Road, LB 48
            Dallas, Texas 75201
            Telecopier No. (214) 386-7411

Mortgagee:  Hollywood Casino Corporation
            Two Galleria Tower, Suite 2200
            13455 Noel Road, LB 48
            Dallas, Texas 75201
            Telecopier No. (214) 386-7411

     Trustee:  State Street Bank and Trust Company,
               as Trustee
               Corporate Trust Administration
               Two International Place, 4th Floor
               Boston, Massachusetts 02110
               Telecopier No. (617) 664-5151

     Section 5.7.  Counterparts.
                   ------------

      This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

     Section 5.8.  Section Headings.
                   ----------------

      The section headings used in this Mortgage are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Mortgage.

     Section 5.9.  GOVERNING LAW.
                   -------------

      THIS MORTGAGE, AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY TITLE 46, UNITED STATES CODE, CHAPTERS 301 AND 313 AND THE FEDERAL MARITIME LAWS OF THE UNITED STATES OF AMERICA AND, ONLY TO THE EXTENT NOT ADDRESSED THEREBY, BY THE LAWS OF THE STATE OF NEW YORK.

     Section 5.10.  Amendments and Waivers.
                    ----------------------

      None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except if made or given in compliance with the terms and provisions of the Indenture.

     Section 5.11.  Termination.
                    -----------

      The grant of the Liens hereunder and all of Mortgagee's rights, powers and remedies in connection therewith, shall unless otherwise provided in the Indenture or this Mortgage, remain in full force and effect until payment in full of (A) the Senior Secured Notes under the terms of the Indenture and (B) all Obligations then due and owing under the Indenture, the Senior Secured Notes and the Collateral Documents; provided however that after receipt from the Mortgagor by the Trustee of a request for a release of any Vessel permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Vessel not prohibited by the Indenture or otherwise (and upon receipt by the Trustee of all proceeds of such sale, transfer, assignment exchange or other disposition to the extent required to be remitted to the Trustee under the Indenture), such Vessel shall be released from the Lien and security interest created hereunder in accordance with the provisions of the Indenture and no longer be subject to the Liens granted herein. Upon the payment in full of (A) the Senior Secured Notes under the terms of the Indenture and (B) all Obligations then due and owing under the Indenture and the Collateral Documents, the Mortgagor shall be entitled to the return, upon its request and at its expense, of such of Vessels pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof.

      Upon any termination of this Mortgage or release of any Vessel as permitted by the Indenture the Trustee will, at the expense of the Mortgagor, execute and deliver to the Mortgagor such documents and take such other actions as the Mortgagor shall reasonably request to evidence the termination of this Mortgage or the release of such Vessel, as the case may be. Any such action taken by the Mortgagee shall be without warranty by or recourse to the Mortgagee, except as to the absence of any prior assignments by the Mortgagee of its interests in any Vessel, and shall be at the expense of the Mortgagor. The Trustee may conclusively rely on any certificate delivered to it by the Mortgagor stating that the execution of such documents and release of any Vessel is in accordance with and permitted by the terms of the Indenture and this Mortgage.

     Section 5.12.  Indenture.
                    ---------

      This Mortgage is issued pursuant to the terms, conditions and provisions of the Indenture.

     Section 5.13.  Rights of Senior Secured Noteholders.
                    ------------------------------------

      No Senior Secured Noteholder shall have any independent rights hereunder other than those rights granted to individual Senior Secured Noteholders pursuant to Section 6.07 of the

Indenture; provided that nothing in this Section 5.13 shall limit any rights granted to the Trustee under the Senior Secured Notes, the Indenture or the Collateral Documents.

     Section 5.14.  No Personal Liability of Directors, Officers, Employees and
                    -----------------------------------------------------------
Stockholders.
------------

      No past, present or future director, officer, employee, incorporator or stockholder of the Mortgagor as such, or the Holder of any of the Senior Secured Notes, or any successor Person, as such, shall have any liability for any obligations of the Mortgagor under this Mortgage or for any claim based on, in respect of, or by reason of, such obligations or their creation.

                                  ARTICLE VI.
                                  -----------

                        AMOUNT OF MORTGAGE: RECORDATION
                        -------------------------------

     Section 6.1.  Recordation.
                   -----------

      For the purpose of this Mortgage and the recordation of this Mortgage on the documents of each Vessel as required by Chapter 313 of Title 46 of the United States Code, as amended, the total amount of this Mortgage is One Hundred Eight Million and No/100 Dollars ($108,000,000.00) plus interest and performance of mortgage covenants. The Vessels subject to this Mortgage are identified on
Schedule 6.1 hereto. The Mortgagor holds an interest of 100% in each of the Vessels and 100% of such interest is subject to this Mortgage. The addresses of the parties are:

     Mortgagor:  49 West Galena Boulevard
                 Aurora, Illinois 60506

                 with copy to:

                 Two Galleria Tower
                 Suite 2200
                 13455 Noel Road, LB 48
                 Dallas, Texas 75201

     Mortgagee:  Two Galleria Tower, Suite 2200
                 13455 Noel Road, LB48
                 Dallas, Texas 75201

     Trustee:    State Street Bank and Trust Company,
                 as Trustee
                 Corporate Trust Administration
                 Two International Place, 4th Floor
                 Boston Massachusetts 02110

Although it is not intended that this Mortgage include any property other than the whole of the Vessels named on Schedule 6.1 hereto, including earned freights, if any determination is made at any time that for any reason this Mortgage does include any property other than "vessel" within the meaning of 46 U.S.C. (S) 31322(c)(i), then such property may be separately discharged from the lien of this Mortgage (but not the lien of any other security instruments) by the payment of .01% of the said total amount.

                           [signature page follows]

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

                              HOLLYWOOD CASINO-AURORA, INC.

                              By: /s/William D. Pratt
                                 ---------------------
                                     William D. Pratt
                                     Director and
                                     Assistant Secretary

THE STATE OF Illinois  )
                       )
COUNTY OF Kane         )

THIS INSTRUMENT was acknowledged before me on May 19, 1999, by William D. Pratt, Assistant Secretary of HOLLYWOOD CASINO-AURORA, INC., an Illinois corporation, on behalf of such corporation, after having first been duly authorized by said corporation to do so.

                                           /s/ Zaida Chapa
                                          ----------------------
                                          Notary Public in and for
                                          the State of Illinois



                                          Printed Name of Notary: Zaida Chapa



                                          My Commission Expires: May 15, 2002

                                 SCHEDULE 2.2
                                 ------------

                                  Other Liens
                                  -----------

                                     NONE
                                     ----

                                 SCHEDULE 6.1
                                 ------------


                            Description of Vessels
                            ----------------------

               Vessel Name                      Official Number
               -----------                      ---------------

            City of Lights I                        993836




            City of Lights II                       993837

            Aurora Borealis                        1029229

                                   EXHIBIT A
                                   ---------


                           "Permitted Encumbrances"
                            ----------------------


     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

     (a) the underlying Obligations are not overdue for a period of more than 60 days, or

     (b) such Liens are being contested in good faith and by appropriate proceedings by the Company or applicable Restricted Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

     (c) the Company or applicable Restricted Subsidiaries is/are in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.